UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	000-30106	93-1269184
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (Zip Code)

Tel. (541) 686-8685

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the acquisition described below in Item 8.01 and in the accompanying press release, Pacific Continental Corporation, Eugene, Oregon (“Pacific Continental”), the bank holding company for Pacific Continental Bank (the “Bank”), has announced the appointment of Duane Woods and Thomas Ellison to its board of directors, and to the board of directors of the Bank, effective September 6, 2016.

Prior to his appointment, Mr. Woods served as a director of Foundation Bancorp, Inc. and Foundation Bank from 2013 to present. In addition, Mr. Woods has served as Vice Chairman and Interim Chief Executive Officer of Foundation Bancorp, Inc. and Foundation Bank. Prior to his appointment, Mr. Ellison served as Chairman at Savers, Inc., a privately held international retail chain. Mr. Ellison’s and Mr. Woods’s appointment to the respective boards of directors of Pacific Continental and the Bank expands the number of current directors on each board from 11 to 13.

Item 8.01. Other Events.

On September 6, 2016, Pacific Continental and the Bank, completed their pending acquisition of Bellevue, Washington-based Foundation Bancorp, Inc. (“Foundation Bancorp”) and its wholly-owned subsidiary, Foundation Bank, pursuant to an Agreement and Plan of Merger dated as of April 26, 2016, as amended (the “Merger Agreement”).

A copy of the press release announcing the completion of the acquisition is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued September 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2016

PACIFIC CONTINENTAL CORPORATION

By:	/s/ Roger S. Busse
Roger S. Busse Chief Executive Officer